Exhibit 99.1

Boeing Reports Record 2018 Results and Provides 2019 Guidance
Fourth Quarter 2018

▪	Record revenue of $28.3 billion and record operating profit of $4.2 billion driven by higher volume

▪	Record GAAP EPS of $5.93 and record core EPS (non-GAAP)* of $5.48 on strong performance
Full-Year 2018

▪	Record revenue of $101.1 billion reflecting strong growth across the portfolio

▪	Record GAAP EPS of $17.85 and record core EPS (non-GAAP)* of $16.01 driven by solid execution

▪	Record operating cash flow of $15.3 billion; repurchased 26.1 million shares for $9.0 billion

▪	Total backlog remains robust at $490 billion, including nearly 5,900 commercial airplanes

▪	Cash and marketable securities of $8.6 billion provide strong liquidity
Outlook for 2019

▪	Revenue guidance of between $109.5 and $111.5 billion reflects higher volume across all businesses

▪	GAAP EPS of between $21.90 and $22.10; core EPS (non-GAAP)* of between $19.90 and $20.10

▪	Operating cash flow expected to increase to between $17.0 and $17.5 billion

Table 1. Summary Financial Results	Fourth Quarter			Full Year
(Dollars in Millions, except per share data)	2018	2017	Change	2018	2017	Change

Revenues	$28,341	$24,770	14%	$101,127	$94,005	8%

GAAP
Earnings From Operations	$4,175	$2,978	40%	$11,987	$10,344	16%
Operating Margin	14.7%	12.0%	2.7 Pts	11.9%	11.0%	0.9 Pts
Net Earnings	$3,424	$3,320	3%	$10,460	$8,458	24%
Earnings Per Share	$5.93	$5.49	8%	$17.85	$13.85	29%
Operating Cash Flow	$2,947	$2,903	2%	$15,322	$13,346	15%
Non-GAAP*
Core Operating Earnings	$3,867	$2,589	49%	$10,660	$8,906	20%
Core Operating Margin	13.6%	10.5%	3.1 Pts	10.5%	9.5%	1.0 Pts
Core Earnings Per Share	$5.48	$5.07	8%	$16.01	$12.33	30%
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
CHICAGO, January 30, 2019 – The Boeing Company [NYSE: BA] reported fourth-quarter revenue of $28.3 billion, GAAP earnings per share of $5.93 and core earnings per share (non-GAAP)* of $5.48, all company records. These results reflect record commercial deliveries, higher defense and services volume and strong performance which outweighed favorable tax impacts recorded in the fourth quarter of 2017 (Table 1). Boeing generated operating cash flow of $2.9 billion, repurchased 1.6 million shares for $0.6 billion, paid $1.0 billion of dividends and completed the acquisition of KLX.
Revenue was a record $101.1 billion for the full year reflecting higher commercial deliveries and increased volume across the company. Records for GAAP earnings per share of $17.85 and core earnings per share (non-GAAP)* of $16.01 were driven by higher volume, improved mix and solid execution.

“Across the enterprise our team delivered strong core operating performance and customer focus, driving record revenues, earnings and cash flow and further extending our global aerospace industry leadership in 2018,” said Boeing Chairman, President and Chief Executive Officer Dennis Muilenburg. “Our financial performance provided a firm platform to further invest in new growth businesses, innovation and future franchise programs, as well as in our people and enabling technologies. In the last 5 years, we have invested nearly $35 billion in key strategic areas of our business, all while increasing cash returns to shareholders.”
“Our One Boeing focus, clear strategies for growth, and leading positions in large and growing markets, give us confidence for continued strong performance, revenue expansion and solid execution across all three businesses, which is reflected in our 2019 guidance."
“We remain focused on executing on our production and development programs as well as our growth strategy while driving further productivity, quality and safety improvements, investing in our team and creating more value and opportunity for our customers, shareholders and employees.”

Table 2. Cash Flow	Fourth Quarter		Full Year
(Millions)	2018	2017	2018	2017
Operating Cash Flow	$2,947	$2,903	$15,322	$13,346
Less Additions to Property, Plant & Equipment	($495)	($435)	($1,722)	($1,739)
Free Cash Flow*	$2,452	$2,468	$13,600	$11,607
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
Operating cash flow was $2.9 billion in the quarter and $15.3 billion for the full year, reflecting planned higher commercial airplane production rates and strong operating performance as well as timing of receipts and expenditures (Table 2). During the quarter, the company repurchased 1.6 million shares for $0.6 billion, paid $1.0 billion in dividends, and completed the acquisition of KLX. For the full year, the company repurchased 26.1 million shares for $9.0 billion and paid $3.9 billion in dividends. Based on strong cash generation and confidence in the company's outlook, the board of directors in December increased the quarterly dividend per share by 20 percent and replaced the existing share repurchase program with a new $20 billion authorization.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q4 18	Q3 18
Cash	$7.7	$8.0
Marketable Securities[1]	$0.9	$2.0
Total	$8.6	$10.0
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$11.3	$9.4
Boeing Capital, including intercompany loans	$2.5	$2.5
Total Consolidated Debt	$13.8	$11.9
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
Cash and investments in marketable securities totaled $8.6 billion, compared to $10.0 billion at the beginning of the quarter (Table 3). Debt was $13.8 billion, up from $11.9 billion at the beginning of the quarter primarily due to the issuance of new debt following the KLX acquisition.
Total company backlog at quarter-end was relatively unchanged at $490 billion and included net orders for the quarter of $27 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Fourth Quarter			Full Year
(Dollars in Millions)	2018	2017	Change	2018	2017	Change

Commercial Airplanes Deliveries	238	209	14%	806	763	6%

Revenues	$17,306	15,388	12%	$60,715	$58,014	5%
Earnings from Operations	$2,704	$1,787	51%	$7,879	$5,452	45%
Operating Margin	15.6%	11.6%	4.0 Pts	13.0%	9.4%	3.6 Pts
Commercial Airplanes fourth-quarter revenue increased to $17.3 billion reflecting higher deliveries and favorable mix (Table 4). Fourth-quarter operating margin increased to 15.6 percent, driven by higher 737 volume and strong operating performance on production programs, including higher 787 margins.
During the quarter, Commercial Airplanes delivered 238 airplanes, including the delivery of the 787th 787 Dreamliner and the first 737 MAX Boeing Business Jet. The 737 program delivered 111 MAX airplanes in the fourth quarter, including the first MAX delivery from the China Completion Center, and delivered 256 MAX airplanes in 2018. The first 777X flight test airplane completed final body join and power-on, and the program remains on track for flight testing this year and first delivery in 2020.
Commercial Airplanes booked 262 net orders during the quarter, valued at $16 billion. Backlog remains robust with nearly 5,900 airplanes valued at $412 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Fourth Quarter			Full Year
(Dollars in Millions)	2018	2017	Change	2018	2017	Change

Revenues	$6,111	$5,257	16%	$23,195	$20,561	13%
Earnings from Operations	$669	$544	23%	$1,594	$2,193	(27%)
Operating Margin	10.9%	10.3%	0.6 Pts	6.9%	10.7%	(3.8) Pts
Defense, Space & Security fourth-quarter revenue increased to $6.1 billion driven by increased volume across F/A-18, satellites, and weapons (Table 5). Fourth-quarter operating margin increased to 10.9 percent, primarily reflecting favorable mix.
During the quarter, Defense, Space & Security was awarded contracts for the second KC-46 Tanker to Japan, a joint ground system to provide tactical satellite communications for the U.S. Air Force and to modernize 17 Chinooks for Spain. Defense, Space & Security also completed a successful test for the U.S. Air Force's Minuteman III and unveiled the SB>1 DEFIANT helicopter for the U.S. Army. In January, the first two KC-46 Tankers were delivered to the U.S. Air Force.
Backlog at Defense, Space & Security was $57 billion, of which 30 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	Fourth Quarter			Full Year
(Dollars in Millions)	2018	2017	Change	2018	2017	Change

Revenues	$4,894	$3,797	29%	$17,018	$14,581	17%
Earnings from Operations	$732	$559	31%	$2,522	$2,246	12%
Operating Margin	15.0%	14.7%	0.3 Pts	14.8%	15.4%	(0.6) Pts
Global Services fourth-quarter revenue increased to $4.9 billion, primarily driven by higher parts volume including the acquisition of KLX (Table 6). Fourth-quarter operating margin increased to 15.0 percent reflecting improved performance, partially offset by higher period costs.
During the quarter, Global Services was awarded Performance Based Logistics contracts for C-17 and F-22 for the U.S. Air Force and F-15 for Qatar as well as contracts for F/A-18 services for the U.S Navy. Global Services was also selected by Shenzhen Airlines to provide crew management solutions, making them the first airline in China to utilize Boeing AnalytX-powered services. Significant milestones during the quarter included the first KC-46 training flight with the U.S. Air Force. In addition, Global Services successfully began integrating KLX and began operations of the Auxiliary Power Unit joint venture with Safran.
Additional Financial Information

Table 7. Additional Financial Information	Fourth Quarter		Full Year
(Dollars in Millions)	2018	2017	2018	2017
Revenues
Boeing Capital	$60	$73	$274	$307
Unallocated items, eliminations and other	($30)	$255	($75)	$542
Earnings from Operations
Boeing Capital	$8	$27	$79	$114
FAS/CAS service cost adjustment	$308	$389	$1,327	$1,438
Other unallocated items and eliminations	($246)	($328)	($1,414)	($1,099)
Other income, net	$29	$32	$92	$123
Interest and debt expense	($158)	($93)	($475)	($360)
Effective tax rate	15.4%	(13.8)%	9.9%	16.3%
At quarter-end, Boeing Capital's net portfolio balance was $2.8 billion. Revenue in other unallocated items and eliminations decreased primarily due to the timing of eliminations for intercompany aircraft deliveries and the 2017 sale of aircraft previously leased to customers. The change in earnings from other unallocated items and eliminations is primarily due to timing of expense allocations. The effective tax rate for the fourth quarter increased from the same period in the prior year primarily due to the favorable impacts from the enactment of the Tax Cuts and Jobs Act recorded in the fourth quarter of 2017.

Outlook
Effective in the first quarter of 2019, the Company is making a change to the accounting for military derivative aircraft. Revenues and costs associated with military derivative aircraft were previously reported in the Commercial Airplanes and Defense, Space & Security segments. Beginning in 2019, all revenues and costs associated with military derivative aircraft will be reported in the Defense, Space & Security segment. An additional exhibit is included on page 15 with restated 2018 results adjusted for the change in accounting for military derivative aircraft as well as the realignment of certain programs between Global Services and Defense, Space & Security. The Company has provided this comparable information in the exhibit and below to help investors understand the 2019 financial outlook (Table 8).

Table 8. 2019 Financial Outlook		Restated	As Reported
(Dollars in Billions, except per share data)	2019	2018 Results	2018 Results

The Boeing Company
Revenue	$109.5 - 111.5

GAAP Earnings Per Share	$21.90 - 22.10
Core Earnings Per Share*	$19.90 - 20.10

Operating Cash Flow	$17.0 - $17.5B

Commercial Airplanes
Deliveries [1]	895 - 905
Revenue	$64.5 - 65.5	$57.5	$60.7
Operating Margin	14.5% - 15.0%	13.6%	13.0%

Defense, Space & Security
Revenue	$26.5 - 27.5	$26.4	$23.2
Operating Margin	>11.0%	6.3%	6.9%

Global Services
Revenue	$18.5 - 19.0	$17.1	$17.0
Operating Margin	>15.0%	14.9%	14.8%

Boeing Capital Portfolio Size	Stable
Research & Development	~$4.1
Capital Expenditures	~$2.3
Pension Expense [2]	~$0.0
Effective Tax Rate	~16%
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures.”
1 Continues to include intercompany deliveries related to military derivative aircraft
2 Approximately $1.1 billion of pension expense is expected to be allocated to the business segments

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the FAS pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings/per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on pages 13-14.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow without capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (10) changes in accounting estimates; (11) changes in the competitive landscape in our markets; (12) our non-U.S. operations, including sales to non-U.S. customers; (13) threats to the security of our or our customers’ information; (14) potential adverse developments in new or pending litigation and/or government investigations; (15) customer and aircraft concentration in our customer financing portfolio; (16) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates; (17) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (18) the adequacy of our insurance coverage to cover significant risk exposures; (19) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (20) work stoppages or other labor disruptions; (21) substantial pension and other postretirement benefit obligations; (22) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Keely Moos (312) 544-2140
Communications:	Allison Bone (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
In the first quarter of 2018, we adopted the following Accounting Standards Updates (ASU), which are reflected in the unaudited Consolidated Financial Statements on pages 8-14: ASU 2014-09, Revenue from Contracts with Customers (Topic 606); ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost; ASU 2016-18 Statement of Cash Flows (Topic 230) Restricted Cash; and ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions, except per share data)	2018	2017	2018	2017
Sales of products	$90,229	$83,740	$25,381	$22,073
Sales of services	10,898	10,265	2,960	2,697
Total revenues	101,127	94,005	28,341	24,770

Cost of products	(72,922)	(68,879)	(19,788)	(17,943)
Cost of services	(8,499)	(7,663)	(2,284)	(1,921)
Boeing Capital interest expense	(69)	(70)	(18)	(17)
Total costs and expenses	(81,490)	(76,612)	(22,090)	(19,881)
	19,637	17,393	6,251	4,889
Income/(loss) from operating investments, net	111	204	(1)	35
General and administrative expense	(4,567)	(4,095)	(1,222)	(1,205)
Research and development expense, net	(3,269)	(3,179)	(852)	(762)
Gain/(loss) on dispositions, net	75	21	(1)	21
Earnings from operations	11,987	10,344	4,175	2,978
Other income, net	92	123	29	32
Interest and debt expense	(475)	(360)	(158)	(93)
Earnings before income taxes	11,604	10,107	4,046	2,917
Income tax (expense)/benefit	(1,144)	(1,649)	(622)	403
Net earnings	$10,460	$8,458	$3,424	$3,320

Basic earnings per share	$18.05	$14.03	$6.00	$5.57

Diluted earnings per share	$17.85	$13.85	$5.93	$5.49

Weighted average diluted shares (millions)	586.2	610.7	577.5	605.1

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	December 31 2018	December 31 2017
Assets
Cash and cash equivalents	$7,637	$8,813
Short-term and other investments	927	1,179
Accounts receivable, net	3,879	2,894
Unbilled receivables, net	10,025	8,194
Current portion of customer financing, net	460	309
Inventories	62,567	61,388
Other current assets	2,335	2,417
Total current assets	87,830	85,194
Customer financing, net	2,418	2,756
Property, plant and equipment, net	12,645	12,672
Goodwill	7,840	5,559
Acquired intangible assets, net	3,429	2,573
Deferred income taxes	284	321
Investments	1,087	1,260
Other assets, net of accumulated amortization of $503 and $482	1,826	2,027
Total assets	$117,359	$112,362
Liabilities and equity
Accounts payable	$12,916	$12,202
Accrued liabilities	14,808	13,069
Advances and progress billings	50,676	48,042
Short-term debt and current portion of long-term debt	3,190	1,335
Total current liabilities	81,590	74,648
Deferred income taxes	1,736	2,188
Accrued retiree health care	4,584	5,545
Accrued pension plan liability, net	15,323	16,471
Other long-term liabilities	3,059	2,015
Long-term debt	10,657	9,782
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	6,768	6,804
Treasury stock, at cost	(52,348)	(43,454)
Retained earnings	55,941	49,618
Accumulated other comprehensive loss	(15,083)	(16,373)
Total shareholders’ equity	339	1,656
Noncontrolling interests	71	57
Total equity	410	1,713
Total liabilities and equity	$117,359	$112,362

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Twelve months ended December 31
(Dollars in millions)	2018	2017
Cash flows – operating activities:
Net earnings	$10,460	$8,458
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	202	202
Depreciation and amortization	2,114	2,047
Investment/asset impairment charges, net	93	113
Customer financing valuation (benefit)/expense	(3)	2
(Gain)/loss on dispositions, net	(75)	(21)
Other charges and credits, net	247	293
Changes in assets and liabilities –
Accounts receivable	(795)	(840)
Unbilled receivables	(1,826)	(1,600)
Advances and progress billings	2,636	4,700
Inventories	568	(1,403)
Other current assets	98	(19)
Accounts payable	2	130
Accrued liabilities	1,117	335
Income taxes receivable, payable and deferred	(180)	656
Other long-term liabilities	87	94
Pension and other postretirement plans	(153)	(582)
Customer financing, net	120	1,041
Other	610	(260)
Net cash provided by operating activities	15,322	13,346
Cash flows – investing activities:
Property, plant and equipment additions	(1,722)	(1,739)
Property, plant and equipment reductions	120	92
Acquisitions, net of cash acquired	(3,230)	(324)
Contributions to investments	(2,607)	(3,569)
Proceeds from investments	2,898	3,607
Purchase of distribution rights	(69)	(131)
Other	(11)	6
Net cash used by investing activities	(4,621)	(2,058)
Cash flows – financing activities:
New borrowings	8,548	2,077
Debt repayments	(7,183)	(953)
Contributions from noncontrolling interests	35
Stock options exercised	81	311
Employee taxes on certain share-based payment arrangements	(257)	(132)
Common shares repurchased	(9,000)	(9,236)
Dividends paid	(3,946)	(3,417)
Net cash used by financing activities	(11,722)	(11,350)
Effect of exchange rate changes on cash and cash equivalents, including restricted	(53)	80
Net (decrease) / increase in cash & cash equivalents, including restricted	(1,074)	18
Cash & cash equivalents, including restricted, at beginning of year	8,887	8,869
Cash & cash equivalents, including restricted, at end of period	7,813	8,887
Less restricted cash & cash equivalents, included in Investments	176	74
Cash and cash equivalents at end of period	$7,637	$8,813

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions)	2018	2017	2018	2017
Revenues:
Commercial Airplanes	$60,715	$58,014	$17,306	$15,388
Defense, Space & Security	23,195	20,561	6,111	5,257
Global Services	17,018	14,581	4,894	3,797
Boeing Capital	274	307	60	73
Unallocated items, eliminations and other	(75)	542	(30)	255
Total revenues	$101,127	$94,005	$28,341	$24,770
Earnings from operations:
Commercial Airplanes	$7,879	$5,452	$2,704	$1,787
Defense, Space & Security	1,594	2,193	669	544
Global Services	2,522	2,246	732	559
Boeing Capital	79	114	8	27
Segment operating profit	12,074	10,005	4,113	2,917
Unallocated items, eliminations and other	(1,414)	(1,099)	(246)	(328)
FAS/CAS service cost adjustment	1,327	1,438	308	389
Earnings from operations	11,987	10,344	4,175	2,978
Other income/(loss), net	92	123	29	32
Interest and debt expense	(475)	(360)	(158)	(93)
Earnings before income taxes	11,604	10,107	4,046	2,917
Income tax expense	(1,144)	(1,649)	(622)	403
Net earnings	$10,460	$8,458	$3,424	$3,320

Research and development expense, net:
Commercial Airplanes	$2,188	$2,247	$572	$492
Defense, Space & Security	788	834	175	235
Global Services	161	140	42	39
Other	132	(42)	63	(4)
Total research and development expense, net	$3,269	$3,179	$852	$762

Unallocated items, eliminations and other:
Share-based plans	($76)	($77)	($16)	($10)
Deferred compensation	(19)	(240)	93	(66)
Amortization of previously capitalized interest	(92)	(96)	(25)	(28)
Eliminations and other unallocated items	(1,227)	(686)	(298)	(224)
Sub-total (included in core operating earnings)	(1,414)	(1,099)	(246)	(328)
Pension FAS/CAS service cost adjustment	1,005	1,127	225	316
Postretirement FAS/CAS service cost adjustment	322	311	83	73
FAS/CAS service cost adjustment	$1,327	$1,438	$308	$389
Total	($87)	$339	$62	$61

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Twelve months ended December 31			Three months ended December 31
Commercial Airplanes	2018	2017		2018	2017
737	580	529		173	148
747	6	14	(1)	1	6
767	27	10		14	3
777	48	74		11	16
787	145	136		39	36
Total	806	763		238	209
Note: Aircraft accounted for as revenues by BCA and as a note receivable in consolidation identified by parentheses

Defense, Space & Security
AH-64 Apache (New)	—	11		—	3
AH-64 Apache (Remanufactured)	23	57		11	14
CH-47 Chinook (New)	13	9		2	3
CH-47 Chinook (Renewed)	17	35		3	7
F-15 Models	10	16		2	5
F/A-18 Models	17	23		7	5
P-8 Models	16	19		6	5
Commercial and Civil Satellites	1	3		—	—
Military Satellites	1	1		1	1

Total backlog (Dollars in millions)	December 31 2018	December 31 2017
Commercial Airplanes	$412,307	$410,986
Defense, Space & Security	57,166	44,049
Global Services	21,008	19,605
Total backlog	$490,481	$474,640

Contractual backlog	$462,070	$456,984
Unobligated backlog	28,411	17,656
Total backlog	$490,481	$474,640

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Fourth Quarter 2018		Fourth Quarter 2017
	$ millions	Per Share	$ millions	Per Share
Revenues	28,341		24,770
Earnings from operations (GAAP)	4,175		2,978
Operating margins	14.7%		12.0%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(225)		(316)
Postretirement FAS/CAS service cost adjustment	(83)		(73)
FAS/CAS service cost adjustment	(308)		(389)
Core operating earnings (non-GAAP)	$3,867		$2,589
Core operating margins (non-GAAP)	13.6%		10.5%

Diluted earnings per share (GAAP)		$5.93		$5.49
Pension FAS/CAS service cost adjustment	($225)	(0.39)	($316)	(0.52)
Postretirement FAS/CAS service cost adjustment	(83)	(0.14)	(73)	(0.12)
Non-operating pension expense	(45)	(0.08)	(29)	(0.05)
Non-operating postretirement expense	24	0.04	32	0.05
Provision for deferred income taxes on adjustments [1]	69	0.12	135	0.22
Subtotal of adjustments	($260)	($0.45)	($251)	($0.42)
Core earnings per share (non-GAAP)		$5.48		$5.07

Weighted average diluted shares (in millions)		577.5		605.1
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	2019 Guidance		Full Year 2018		Full Year 2017
	$ millions	Per Share	$ millions	Per Share	$ millions	Per Share
Revenues			101,127		94,005
Earnings from operations (GAAP)			11,987		10,344
Operating margins			11.9%		11.0%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment			(1,005)		(1,127)
Postretirement FAS/CAS service cost adjustment			(322)		(311)
FAS/CAS service cost adjustment	~($1,335)		(1,327)		(1,438)
Core operating earnings (non-GAAP)			$10,660		$8,906
Core operating margins (non-GAAP)			10.5%		9.5%

Diluted earnings per share (GAAP)		$21.90 - 22.10		$17.85		$13.85
Pension FAS/CAS service cost adjustment	~($1,335)		($1,005)	(1.71)	($1,127)	(1.84)
Postretirement FAS/CAS service cost adjustment			(322)	(0.55)	(311)	(0.51)
Non-operating pension expense	~($90)		(143)	(0.24)	(117)	(0.19)
Non-operating postretirement expense			101	0.17	123	0.20
Provision for deferred income taxes on adjustments [1]			287	0.49	501	0.82
Subtotal of adjustments		($2.00)	($1,082)	($1.84)	($931)	($1.52)
Core earnings per share (non-GAAP)		$19.90 - 20.10		$16.01		$12.33

Weighted average diluted shares (in millions)	560 - 565			586.2		610.7
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Summary of Business Segment Data - Restated
(Unaudited)
The restated amounts below reflect the change in accounting for military derivative aircraft as well as the realignment of certain programs between Global Services and Defense, Space & Security.

(Dollars in millions)	2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	2017
Revenues:
Commercial Airplanes	$57,499	$16,531	$14,071	$13,952	$12,945	$54,612
Defense, Space & Security	26,392	6,874	6,937	6,100	6,481	23,938
Global Services	17,056	4,908	4,101	4,097	3,950	14,611
Boeing Capital	274	60	77	72	65	307
Unallocated items, eliminations and other	(94)	(32)	(40)	37	(59)	537
Total revenues	101,127	28,341	25,146	24,258	23,382	94,005
Earnings from operations:
Commercial Airplanes	7,830	2,600	2,033	1,785	1,412	5,285
Defense, Space & Security	1,657	771	(247)	376	757	2,383
Global Services	2,536	737	548	604	647	2,251
Boeing Capital	79	8	27	24	20	114
Segment operating profit	12,102	4,116	2,361	2,789	2,836	10,033
Unallocated items, eliminations and other	(1,442)	(249)	(471)	(396)	(326)	(1,127)
FAS/CAS service cost adjustment	1,327	308	337	317	365	1,438
Earnings from operations	11,987	4,175	2,227	2,710	2,875	10,344
Other income/(loss), net	92	29	12	(15)	66	123
Interest and debt expense	(475)	(158)	(106)	(109)	(102)	(360)
Earnings before income taxes	11,604	4,046	2,133	2,586	2,839	10,107
Income tax (expense)/benefit	(1,144)	(622)	230	(390)	(362)	(1,649)
Net earnings	$10,460	$3,424	$2,363	$2,196	$2,477	$8,458